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                                 EXHIBIT 23(a)



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference into the Registration Statement (Form S-8) pertaining to the Wal-Mart Stores, Inc. Director Compensation Plan of our reports dated March 26, 1996 with respect to the consolidated financial statements of Wal-Mart Stores, Inc. incorporated by reference in Annual Report (Form 10-K) for the year ended January 31, 1996, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



                                                   /s/ ERNST & YOUNG, LLP



Tulsa, Oklahoma
March 31, 1997